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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 4, 1997


                                   INSCI CORP.
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            (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


      1-12966                                          06-1302773
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  Commission File No.                         I.R.S. Employer Identification


Two Westborough Business Park,
Westborough, MA                                         01581
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Address of principal                                  Zip Code
executive offices


(508) 870-4000
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Registrant's telephone number,
including area code

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ITEM 5.   OTHER EVENTS

     On June 4, 1997, the Board of Directors of the Registrant, (the "Company") appointed Andre Daniel-Dreyfus and Mitchell Klein as members of the Board of Directors of the Company. Messrs. Daniel-Dreyfus and Klein will serve as independent members of the Board of the Company.

     Mr. Daniel-Dreyfus is employed by Fechtor, Detwiler & Co., Inc., since 1989 and is a Senior Vice President in the corporate finance department.

     Mr. Klein is currently a general securities principal and Managing Director of Brill Securities, Inc. a broker/dealer and member of the NYSE, NASD and SIPC. From November of 1992 to February of 1994, Mr. Klein was a general securities representative with Bear, Stearns & Co., Inc. Prior to that, Mr. Klein was a private investor.

     Messrs. Daniel-Dreyfus and Klein, as members of the Board of Directors, will receive 100,000 options each to purchase 100,000 shares of common stock in the Company at $3.25 per share, the fair market value at the time of grant, with options to vest over a three period on the basis of 33 1/3% each year. The vesting schedule of the options is accelerated in the event of a change of control in the Company.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    Westborough, MA
          June 18, 1997

                                               INSCI CORP.
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                                                        (Registrant)

                                           /s/ ROGER C. KUHN
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                                               ROGER C. KUHN
                                               CHIEF FINANCIAL OFFICER